Q2 2016 Performance Summary AUGUST 2016 Exhibit 99.2

Cautionary Statement Regarding Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements may include, but are not limited to, statements concerning our financial outlook and guidance, including our 2016 forecasted revenues, Adjusted EBITDA and other consolidated and segment financial performance guidance, our real estate monetization strategy, exploration of strategic and financial alternatives and other corporate initiatives, the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2016. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from projected or historical results or those anticipated or predicted by these forward-looking statements: changes in advertising demand and audience shares; competition and other economic conditions including incremental fragmentation of the media landscape and competition from other media alternatives; changes in the overall market for broadcast and cable television advertising, including through regulatory and judicial rulings; our ability to protect our intellectual property and other proprietary rights; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss, cost and / or modification of our network affiliation agreements; our ability to renegotiate retransmission consent agreements with multichannel video programming distributors; our ability to expand our Digital and Data business operations internationally; our ability to realize the full value, or successfully complete the planned divestitures of our real estate assets; the effects of our ongoing contract dispute with DISH Network and our ability to timely enter into a new programming contract with DISH Network; the incurrence of additional tax-related liabilities related to historical income tax returns; our ability to expand our operations internationally; the timing and administration by the FCC of a potential auction of spectrum and our ability to monetize our spectrum through sales channel sharing arrangements or relocations; the incurrence of costs to address contamination issues at sites owned, operated or used by our businesses; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming the First Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; our ability to successfully execute our business strategy, including our exploration of strategic and financial alternatives to enhance shareholder value; the financial performance of our equity method investments; the impairment of our existing goodwill and other intangible assets; compliance with government regulations applicable to the television and radio broadcasting industry; changes in accounting standards; the payment of cash dividends on our common stock; impact of increases in interest rates on our variable rate indebtedness or refinancings thereof; impact of foreign currency exchange rate changes; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms and other events beyond our control that may result in unexpected adverse operating results. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Any forward-looking information presented herein is made only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures This presentation includes a discussion of Adjusted EBITDA and Adjusted EPS for the Company and Adjusted EBITDA for our operating segments (Television and Entertainment, Digital and Data, and Corporate and Other) and presents Broadcast Cash Flow for our Television and Entertainment segment. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow are financial measures that are not recognized under accounting principles generally accepted in the U.S. (“GAAP”). With respect to our expectations under “Financial Guidance” above, no reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2016 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliation of guidance for Consolidated Adjusted EBITDA or Adjusted EBITDA on a segment basis to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures such as the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price and other non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets. We expect the variability of the above items to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Adjusted EPS is calculated based on net income (loss) before investment transactions, loss on extinguishment of debt, certain special items (including severance), certain income tax charges, non-operating items, gain (loss) on sales of real estate, impairments and other non-cash charges and reorganization items per common share. Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, investment transactions, loss on extinguishment of debt, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-operating items, gain (loss) on sales of real estate, goodwill and other intangible asset and program impairments and other non-cash charges and reorganization items. Adjusted EBITDA for the Company’s operating segments is calculated as segment operating profit plus depreciation, amortization, pension expense (credit), stock-based compensation, goodwill and other intangible asset and program impairments and other non-cash charges and certain special items (including severance). Broadcast Cash Flow for the Television and Entertainment segment is calculated as Television and Entertainment Adjusted EBITDA plus broadcast rights amortization expense less broadcast rights cash payments. We believe that Adjusted EBITDA and Broadcast Cash Flow are measures commonly used by investors to evaluate our performance with that of our competitors. We also present Adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations. We further believe that the disclosure of Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow is useful to investors as these non-GAAP measures are used, among other measures, by our management to evaluate our performance. By disclosing Adjusting EPS, Adjusted EBITDA and Broadcast Cash Flow, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow should not be considered as an alternative to net income, operating profit, revenues, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. The tables at the end of this press release include reconciliations of consolidated Adjusted EPS and Adjusted EBITDA and segment Adjusted EBITDA and Broadcast Cash Flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Tribune Media A diverse combination of media assets that meaningfully touch millions of people every day, including compelling content in news and entertainment, significant broadcast distribution, an emerging cable network, and a cutting-edge digital and data business. Broadcast: 42 owned or operated broadcast television stations in major markets across the country. WGN America: A national, general entertainment cable network airing high quality original content. Digital and Data: Growing global metadata business, powering some of the biggest media brands in the world. Real Estate and Investments: 76 real estate properties and equity investments in a variety of media, online and other properties.

Q2 and 1H 2016 Highlights As compared to the three months and six months ended June 30, 2015 Consolidated operating revenues increased 5% to $526.1 million. Core advertising revenues decreased 2% (1) to $308.4 million. Net political advertising revenues were $13.4 million. Retransmission consent revenue increased 19% to $83.3 million. Carriage fee revenue increased 41% to $30.4 million. Consolidated operating profit increased 133% to $46.1 million. Consolidated Adjusted EBITDA increased 38% due to a decrease in programming and promotion expenses and an increase in retransmission consent and carriage fee revenues. Excluding the impact of two additional calendar days in Q2 2015, core advertising revenue was flat. Consolidated operating revenues increased 7% to $1,046.6 million. Core advertising revenues of $600.2 million were flat year over year. Net political advertising revenues were $28.6 million. Retransmission consent revenue increased 20% to $166.8 million. Carriage fee revenue increased 42% to $61.4 million. Consolidated operating profit decreased 9% to $73.4 million. Consolidated Adjusted EBITDA increased 5% due to higher retransmission consent and carriage fee revenues, offset by higher programming and promotion expenses related to premiering Outsiders and Underground in Q1. Q2 2016 1H 2016 Company reaffirms 2016 full year consolidated financial guidance

Consolidated Financial Results (unaudited) (USD thousands) See slide 18 for reconciliation of Adjusted EBITDA to Net (Loss) Income. (1)

Television and Entertainment Segment Operating Results (unaudited) (USD thousands) See slide 19 for a reconciliation of Adjusted EBITDA to Operating Profit for the Television and Entertainment segment. (1)

Television and Entertainment Segment Revenues (unaudited) (USD thousands) Core advertising revenues in both periods presented now include multicast advertising revenues, primarily from Antenna TV, which were previously shown as Other Advertising revenues. (1)

Television and Entertainment Segment Adjusted EBITDA & Broadcast Cash Flow (unaudited) (USD thousands) See Slide 19 for a reconciliation of Adjusted EBITDA for the Television and Entertainment segment and Broadcast Cash Flow to the comparable GAAP measures. (1)

Digital and Data Segment Operating Results (unaudited) (USD thousands) See Slide 20 for a reconciliation of Adjusted EBITDA to Operating Loss for the Digital and Data segment. (1)

Digital and Data Segment Revenues & Adjusted EBITDA (unaudited) (USD thousands) See Slide 20 for a reconciliation of Adjusted EBITDA to Operating Loss for the Digital and Data segment. (1)

Corporate and Other Revenues & Adjusted EBITDA (unaudited) (USD thousands) See Slide 21 for a reconciliation of Adjusted EBITDA for Corporate and Other to Operating Loss. (1)

Real Estate Premier Sale & Redevelopment Properties as of August 9, 2016 Property Location Sq.Ft Acres Redevelopment Status Current Occupancy Tribune Tower Chicago, IL 737K 3.2 Operating as an office tower tronc, Inc.; TRCO; other 3rd parties Freedom Center North Chicago, IL 117K 7.0 JV partner selected Vacant Freedom Center South Chicago, IL 854K 30.4 Operating as an industrial site tronc, Inc. LA Times Square North Los Angeles, CA 834K 3.7 Operating as an office tower; under binding sale contract with non-refundable deposit tronc, Inc.; TRCO; other 3rd parties LA Times Square South Los Angeles, CA -- 2.7 Operating as a parking structure and surface lot 3rd party parking operator; other 3rd parties Olympic Plant Los Angeles, CA 626K 24.6 Active printing plant for LA Times; under binding sales contract with non-refundable deposit tronc, Inc.; 3rd party parking operator Costa Mesa Costa Mesa, CA 334K 25.1 JV partner selected Other 3rd parties Ft. Lauderdale – Las Olas Way Ft. Lauderdale, FL -- 1.4 JV partner selected 3rd party parking operator Orlando Sentinel Site Orlando, FL 365K 18.8 Sold on July 12, 2016 for net proceeds of $34 million

Debt and Cash (unaudited) (USD thousands) December 31, 2015 balances have been reclassified to present debt issuance costs as a direct deduction from the carrying amount of an associated debt liability in accordance with ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”.

2016 Guidance (1) (2)

Reaffirming FY 2016 Guidance. Real Estate and Corporate and Other Adjusted EBITDA Guidance modified to reflect sales that have closed

	2016 Guidance Range	Implied Y-o-Y Change	Implied 2H Growth
Consolidated Revenues	$2.25 billion to $2.28 billion	~12% to 13%	~16-19%
Consolidated Adjusted EBITDA (3)	$615 million to $645 million	~25% to 31%	~41-52%
TV&E Segment Revenues	$1.975 billion to $2.000 billion	~13% to 14%	~18-21%
TV&E Segment Adjusted EBITDA (3)	$640 million to $665 million	~25% to 30%	~40-49%
Digital & Data Segment Revenues	$225 million to $235 million	~6% to 11%	~6-14%
Digital & Data Adjusted EBITDA (3)	$47 million to $50 million	~(10)% to (4)%	~9-18%
Real Estate Revenues (4)	Approx. $45 million	~(9%)	~(16%)
Real Estate Expenses (4)	Approx. $24 million	~(8%)	~(6%)
Corporate Expenses	$93 million to $95 million	~(2)% to (4)%	~(0-3%)
Corporate and Other Adjusted EBITDA (3)	$(72) million to $(74) million	~(1)% to 2%	~(0-5%)
Capital Expenditures	Approx. $127 million	n/a	n/a
Cash Taxes (5)	$115 million to $125 million	n/a	n/a
Cash Interest	Approx. $160 million	n/a	n/a

(1) Ranges may not foot due to rounding.

(2) The actual results for the full year may differ materially from the above guidance due to, among other factors, the strategic and financial alternatives discussed in our fourth quarter and full year 2015 earnings release. In particular, the Company's full year consolidated revenue guidance may be impacted by the loss of rental income if certain material real estate sale transactions are consummated in the near future or by the continuation of the dispute with DISH Network depending on its duration. See "Cautionary Statement Regarding Forward Looking Statements" on Slide 2.

(3) No reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2016 is included above because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. See "Non-GAAP Financial Measures" on Slide 3.

(4) Guidance has been modified slightly to reflect real estate sales that have closed to date.

(5) Excludes payments for any potential Newsday resolution and transactions such as real estate sales.

Tribune Media

15

Positioned to Capitalize on 2016 Political Races



KCPQ FOX13
KZJO MY22
Seattle
KRCW CW32
Portland
KTXL FOX40
Sacramento
KTLA CW5
Los Angeles
KSWB FOX5
San Diego
KSTU FOX13
Salt Lake City
KDVR FOX31
KWGN CW2
Denver
KAUT MY43
KFOR NBC4
Oklahoma City
KFSM CBS5/KXNW
Fort Smith
KDAF CW33
Dallas
KIAH CW39
Houston
WHO NBC13
Des Moines
WDAF FOX4
Kansas City
KTVI FOX2
KPLR CW11
St. Louis
WQAD ABC8
Davenport
WITI FOX6
Milwaukee
WGN CW9
Chicago
WXMI FOX17
Grand Rapids
WXIN FOX59/
WTTV CBS4
Indianapolis
WREG CBS3
Memphis
WGNO ABC26
WNOL CW38
New Orleans
WHNT CBS19
Huntsville
Decatur
WJW FOX8
Cleveland
WNEP ABC16
Wilkes Barre
Scranton
WPIX CW11
New York
WPMT FOX43
Harrisburg
WPHL MY17
Philadelphia
WTKR CBS3
WGNT CW27
Norfolk
WTVR CBS6
Richmond
WGHP FOX8
Greensboro
WSFL CW39
Miami
Anticipated Political Ad Spending
Heavy
Medium
Light
#1 or #2 Ranked News Programming
Presidential Swing State
Senate Race

Tribune Media

As of 7/31/2016, gross political advertising, including ads aired to date and future ads already committed, totaled $73 million

16

Non-GAAP Reconciliations

Consolidated

Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

(USD thousands)

	Three months ended: June 30, 2016	Three months ended: June 30, 2015	Six months ended: June 30, 2016	Six months ended: June 30, 2015
Revenues	$ 526,113	$ 501,524	$ 1,046,628	$ 974,261
Net (Loss) Income	$ (161,563)	$ (3,265)	$ (150,470)	$ 33,152
Income tax expense (benefit)	209,902	(693)	222,508	21,609
Reorganization items, net	366	628	800	1,620
Other non-operating gain	75	(211)	(421)	(211)
Gain on investment transaction	—	(8,133)	—	(8,820)
Loss on extinguishment of debt	—	37,040	—	37,040
Interest expense	41,907	40,374	83,883	79,586
Interest and dividend income	(241)	(43)	(386)	(410)
Income on equity investments, net	(44,306)	(45,913)	(82,558)	(82,847)
Operating Profit	$ 46,140	$ 19,784	$ 73,356	$ 80,719
Depreciation	17,519	17,966	34,857	35,020
Amortization	49,421	48,437	98,799	96,208
Stock-based compensation	9,510	8,951	18,003	16,796
Severance and related charges	770	335	770	1,236
Transaction-related costs	2,627	3,825	4,468	5,463
Loss (gain) on sales of real estate	449	(9)	449	97
Real estate impairments and other	7,134	300	14,695	333
Pension credit	(6,062)	(7,280)	(12,055)	(14,583)
Adjusted EBITDA	$ 127,508	$ 92,309	$ 233,342	$ 221,289

Tribune Media

18

Television and Entertainment

Reconciliation of Operating Profit to Adjusted EBITDA and Broadcast Cash Flow (unaudited)

(USD thousands)

	Three Months Ended		Six Months Ended	
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Advertising	$ 337,235	$ 334,557	$ 657,519	$ 634,259
Retransmission consent fees	83,278	70,078	166,805	138,891
Carriage fees	30,396	21,618	61,410	43,120
Barter/trade	9,230	9,561	19,306	18,787
Copyright royalties	1,000	3,832	2,343	8,097
Other	6,010	5,976	14,463	12,768
Total Revenues	**$ 467,149**	**$ 445,622**	**$ 921,846**	**$ 855,922**
Operating Profit	**$ 83,588**	**$ 47,088**	**$ 142,333**	**$ 126,436**
Depreciation	11,106	12,023	22,122	23,446
Amortization	41,476	41,475	82,951	82,985
Stock-based compensation	3,846	3,340	7,498	5,833
Severance and related charges	21	340	21	536
Real estate impairments and other	1,682	—	2,761	13
Adjusted EBITDA	**$ 141,719**	**$ 104,266**	**$ 257,686**	**$ 239,249**
Broadcast rights - Amortization	$ 107,747	$ 110,913	$ 213,207	$ 182,921
Broadcast rights - Cash Payments	(105,366)	(117,062)	(240,823)	(201,777)
Broadcast Cash Flow	$ 144,100	$ 98,117	$ 230,070	$ 220,393

Tribune Media

19

Digital and Data

Reconciliation of Operating Loss to Adjusted EBITDA (unaudited)

(USD thousands)

	Three Months Ended		Six Months Ended	
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Video and other	$ 34,334	$ 29,329	$ 71,098	$ 55,551
Music	13,000	14,296	29,489	38,276
Total Revenues	**$ 47,334**	**$ 43,625**	**$ 100,587**	**$ 93,827**
Operating Loss	**$ (10,298)**	**$ (4,150)**	**$ (13,210)**	**$ (416)**
Depreciation	3,054	2,321	5,951	4,426
Amortization	7,945	6,962	15,848	13,223
Stock-based compensation	999	679	1,988	1,230
Severance and related charges	—	(16)	—	(189)
Transaction-related costs	284	547	343	547
Other	389	300	389	300
Adjusted EBITDA	**$ 2,373**	**$ 6,643**	**$ 11,309**	**$ 19,121**

Tribune Media

20

Corporate and Other

Reconciliation of Operating Loss to Adjusted EBITDA (unaudited)

(USD thousands)

	Three Months Ended		Six Months Ended	
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Total Revenues	$ 11,630	$ 12,277	$ 24,195	$ 24,512
Operating Loss	$ (27,150)	$ (23,154)	$ (55,767)	$ (45,301)
Depreciation	3,359	3,622	6,784	7,148
Stock-based compensation	4,665	4,932	8,517	9,733
Severance and related charges	749	11	749	889
Transaction-related costs	2,343	3,278	4,125	4,916
Loss (gain) on sales of real estate	449	(9)	449	97
Real estate impairments and other	5,063	—	11,545	20
Pension credit	(6,062)	(7,280)	(12,055)	(14,583)
Adjusted EBITDA	$ (16,584)	$ (18,600)	$ (35,653)	$ (37,081)

Tribune Media

21

Consolidated

Reconciliation of Diluted EPS to Adjusted EPS (unaudited)

(USD thousands, except per share amounts)

	Three Months Ended					
	June 30, 2016			June 30, 2015		
	Pre- Tax	After- Tax	Diluted EPS	Pre- Tax	After- Tax	Diluted EPS
Diluted EPS			$ (1.76)			$ (0.04)
Newsday income tax charges	$ —	$ 193,231	2.11	$ —	$ —	—
Reorganization items, net	366	366	0.00	628	625	0.01
Other non-operating loss (gain)	75	45	0.00	(211)	(127)	(0.00)
Gain on investment transaction	—	—	—	(8,133)	(4,959)	(0.05)
Loss on extinguishment of debt	—	—	—	37,040	22,520	0.24
Severance and related charges	770	467	0.01	335	203	0.00
Transaction-related costs	2,627	1,705	0.02	3,825	3,002	0.03
Loss (gain) on sales of real estate	449	273	0.00	(9)	(7)	(0.00)
Real estate impairments and other	7,134	4,346	0.05	300	194	0.00
Adjusted EPS (1)(2)			$ 0.42			$ 0.19

Tribune Media

(1) Adjusted EPS totals may not foot due to rounding.
(2) For purposes of calculating Adjusted EPS for each period presented, the Company utilizes the same weighted-average outstanding shares as those used in the calculation of the reported diluted GAAP EPS calculations.

22

Consolidated

Reconciliation of Diluted EPS to Adjusted EPS (unaudited)

(USD thousands, except per share amounts)

	Six Months Ended					
	June 30, 2016			June 30, 2015		
	Pre-Tax	After-Tax	Diluted EPS	Pre-Tax	After-Tax	Diluted EPS
Diluted EPS			$ (1.64)			$ 0.34
Newsday income tax charges	$ —	$ 193,231	2.10	$ —	$ —	—
Reorganization items, net	800	800	0.01	1,620	1,533	0.02
Other non-operating gain	(421)	(256)	(0.00)	(211)	(127)	(0.00)
Gain on investment transaction	—	—	—	(8,820)	(5,386)	(0.06)
Loss on extinguishment of debt	—	—	—	37,040	22,520	0.23
Severance and related charges	770	467	0.01	1,236	751	0.01
Transaction-related costs	4,468	2,882	0.03	5,463	4,369	0.05
Loss on sales of real estate	449	273	0.00	97	58	0.00
Real estate impairments and other	14,695	8,944	0.10	333	215	0.00
Adjusted EPS (1)(2)			$ 0.61			$ 0.59

Tribune Media

(1) Adjusted EPS totals may not foot due to rounding.
(2) For purposes of calculating Adjusted EPS for each period presented, the Company utilizes the same weighted-average outstanding shares as those used in the calculation of the reported diluted GAAP EPS calculations.

23

Q2 2016 Performance Summary AUGUST 2016